Exhibit 3.35

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “PREMIX HOLDING COMPANY”, FILED IN THIS OFFICE ON THE FIFTH DAY OF NOVEMBER, A.D. 2014, AT 11:20 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State
3035182 8100 141372220	AUTHENTICATION: 1836759
DATE: 11-05-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:24 AM 11/05/2014
FILED 11:20 AM 11/05/2014
SRV 141372220 – 3035182 FILE

CERTIFICATE OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PREMIX HOLDING COMPANY

***********

Adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware

***********

The undersigned, being the duly elected Corporate Controller, Secretary and Treasurer of Premix Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on April 27, 1999, under the name PMX Holding Company.

2. The Board of Directors of the Corporation, pursuant to unanimous written consent, adopted the resolutions set forth below proposing the amendment and restatement to the Certificate of Incorporation of the Corporation (as amended and restated, the “Restatement”):

“RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended and restated, in its entirety, in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware as set forth on Exhibit A attached hereto and made a part hereof.”

3. The Restatement was duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

4. The Restatement was duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware by the sole stockholder of the Corporation.

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IN WITNESS WHEREOF, the undersigned does hereby certify, under penalty of perjury, that this Certificate of Second Amended and Restated Certificate of Incorporation is the act and deed of the Corporation, and the facts stated herein are true, and accordingly has hereunto set his hand on this 5th day of November, 2014.

PREMIX HOLDING COMPANY,
a Delaware corporation

By:	/S/ Gregory T. Knipp
Gregory T. Knipp
Corporate Controller,
Secretary and Treasurer

{Premix Holding Company -	S-1
Second A&R Certificate of Incorporation}

Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PREMIX HOLDING COMPANY

ARTICLE ONE

The name of the corporation is Premix Holding Company.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is two thousand (2,000) shares of Common Stock, par value $0,001 per share.

ARTICLE FIVE

The corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE NINE

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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